UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2015

LITHIUM EXPLORATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-175883	06-1781911
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3800 North Central Avenue, Suite 820, Phoenix, Arizona	85012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 641-4790

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws
Item 8.01	Other Items

On January 19, 2015, our board of directors approved a reverse stock split of our issued and outstanding shares of common stock on a basis of 20 old shares of common stock for one (1) new share of common stock. Stockholders of our company originally approved the reverse stock split on October 14, 2014 at a special meeting. Upon effect of the reverse stock split our issued and outstanding shares will decrease from 1,571,669,638 to 78,583,482 shares of common stock, with a par value of $0.001. Our authorized share capital will remain unchanged.

The reverse stock split has been reviewed by the Financial Industry Regulatory Authority (“FINRA”) and has been approved for filing with an effective date of February 25, 2015.

The reverse split will become effective with the Over-the-Counter Bulletin Board at the opening of trading on February 25, 205 under the symbol “LEXGD”. The "D" will be placed on our ticker symbol for 20 business days. Our new CUSIP number is 53680P209.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM EXPLORATION GROUP, INC.

/s/ Alex Walsh
Alex Walsh
President and Director

Date: February 25, 2015